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                                                                     Exhibit 4.3
(Multicurrency-Cross Border)

                                      ISDA
                  International Swap Dealer Association, Inc.
                                MASTER AGREEMENT

                            dated as of ------------


------------------------------------and-----------------------------------------


have entered and/or anticipate entering into one or more transactions (each a "Transaction") that are or will be governed by this Master Agreement, which includes the (the "Schedule"), and the documents and other confirming evidence (each a "Confirmation") exchanged between the parties confirming those Transactions.

Accordingly, the parties agree as follows:--

1.   Interpretation

(a) Definitions. The terms defined in Section 14 and in the Schedule will have the meanings therein specified for the purpose of this Master Agreement.

(b) Inconsistency. In the event of any inconsistency between the provisions of the Schedule will prevail. In the event of any inconsistency between the provisions of any Confirmation and this Master Agreement
(including the Schedule), such Confirmation will prevail for the purpose of the relevant Transaction.

(c) Single Agreement. All Transactions are entered into in reliance on the fact that this Master Agreement and all Confirmations form a single agreement between the parties (collectively referred to as this "Agreement"), and the parties would not otherwise enter into any Transactions.

2.   Obligations

(a)  General Conditions.

     (i) Each party will make each payment or delivery specified in each Confirmation to be made by it, subject to the other provisions of this Agreement.

     (ii) Payments under this Agreement will be made on the due date for value on that date in the place of the account specified in the relevant Confirmation or otherwise pursuant to this Agreement, in freely transferable funds and in the manner customary for payments in the required currency. Where settlement is by delivery (that is, other than by payment), such delivery will be made for receipt on the due date in the manner customary for the relevant obligation unless otherwise specified in the relevant Confirmation or elsewhere in this Agreement.

     (iii) Each obligation of each party under Section 2(a)(i) is subject to (1) the condition precedent that no Event of Default or Potential Event of Default with respect to the other party has occurred and is continuing, (2) the condition precedent that no Early Termination Date in respect of the relevant Transaction has occurred or been effectively designated and (3) each other applicable condition precedent specified in this Agreement.
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(b) Change of Account. Either party may change its account for receiving a payment or delivery by giving notice to the other party at least five Local Business Days prior to the scheduled date for the payment or delivery to which such change applies unless such other party gives timely notice of a reasonable objection to such change.

(c) Netting. If on any date amounts would otherwise be payable:--

     (i) in the same currency; and

     (ii) in respect of the same Transaction.

by each party to the other, then, on such date, each party's obligation to make payment of any such amount will be automatically satisfied and discharged and, if the aggregate amount that would otherwise have been payable by one party exceeds the aggregate amount that would otherwise have been payable by the other party, replaced by an obligation upon the party by whom the larger aggregate amount would have been payable to pay to the other party the excess of the larger aggregate amount over the smaller aggregate amount.

The parties may elect in respect of two or more Transactions that a net amount will be determined in respect of all amounts payable on the same date in the same currency in respect of such Transactions, regardless of whether such amounts are payable in respect of the same Transaction. The election may be made in the Schedule or a Confirmation by specifying that subparagraph (ii) above will not apply to the Transactions identified as being subject to the election, together with the starting date (in which case subparagraph (ii) above will not or will cease to, apply to such Transactions from such date). This election may be made separately for different groups of Transactions and will apply separately to each pairing of Offices through which the parties make and receive payments or deliveries.

(d) Deduction or Withholding for Tax.

     (i) Gross-Up. All payments under this Agreement will be made without any deduction or withholding for or on account of any Tax unless such deduction or withholding is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, then in effect. If a party is so required to deduct or withhold, then that party ("X") will:--

          (1) promptly notify the other party ("Y") of such requirement;

          (2) pay to the relevant authorities the full amount required to be deducted or withheld (including the full amount required to be deducted or withheld from any additional amount paid by X to Y under this Section 2(d)) promptly upon the earlier of determining that such deduction or withholding is required or receiving notice that such amount has been assessed against Y;

          (3) promptly forward to Y an official receipt (or a certified copy), or other documentation reasonably acceptable to Y, evidencing such payment to such authorities; and

          (4) if such Tax is an Indemnifiable Tax, pay to Y, in addition to the payment to which Y is otherwise entitled under this Agreement, such additional amount as is necessary to ensure that the net amount actually received by Y (free and clear of Indemnifiable Taxes, whether assessed against X or Y) will equal the full amount Y would have received had no such deduction or withholding been required. However, X will not be required to pay any additional amount to Y to the extent that it would not be required to be paid but for:--

               (A) the failure by Y to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d); or

               (B) the failure of a representative made by Y pursuant to Section 3(f) to be accurate and true unless such failure would not have occurred but for (I) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (II) a Change in Tax Law.


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

          (ii) Liability. If:--

               (1) X is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, to make any deduction or withholding in respect of which X would not be required to pay an additional amount to Y under Section 2(d)(i)(4);

               (2) X does not so deduct or withhold; and

               (3) a liability resulting from such Tax is assessed directly against X,

          then, except to the extent Y has satisfied or then satisfies the liability resulting from such Tax, Y will promptly pay to X the amount of such liability (including any related liability for interest, but including any related liability for penalties only if Y has failed to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d)).

     (e) Default Interest; Other Amounts. Prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party that defaults in the performance of any payment obligation will, to the extent permitted by law and subject to Section 6(c), be required to pay interest (before as well as after judgment) on the overdue amount to the other party on demand in the same currency as such overdue amount, for the period from (and including) the original due date for payment to (but excluding) the date of actual payment, at the Default Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed. If, prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party defaults in the performance of any obligation required to be settled by delivery, it will compensate the other party on demand if and to the extent provided for in the relevant Confirmation or elsewhere in this Agreement.

     3. Representations

     Each party represents to the other party (which representations will be deemed to be repeated by each party on each date on which a Transaction is entered into and, in the case of the representations in Section 3(f), at all times until the termination of this Agreement) that:--

     (a) Basic Representations.

          (i) Status. It is duly organised and validly existing under the laws of the jurisdiction of its organisation or incorporation and, if relevant under such laws, in good standing;

          (ii) Powers. It has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and any other documentation relating to this Agreement that it is required by this Agreement to deliver and to perform its obligations under this Agreement and any obligations it has under any Credit Support Document to which it is a party and has taken all necessary action to authorise such execution, delivery and performance;

          (iii) No Violation or Conflict. Such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;

          (iv) Consents. All governmental and other consents that are required to have been obtained by it with respect to this Agreement or any Credit Support Document to which it is a party have been obtained and are in full force and effect and conditions of any such consents have been complied with; and

          (v) Obligations Binding. Its obligations under this Agreement and any Credit Support Document to which it is a party constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganisation, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).


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(b) Absence of Certain Events. No Event of Default or Potential Event of Default
or, to its knowledge, Termination Event with respect to it has occurred and is continuing and no such event or circumstance would occur as a result of its entering into or performing its obligations under this Agreement or any Credit Support Document to which it is a party.

(c) Absence of Litigation. There is not pending or, to its knowledge, threatened against it or any of its Affiliates any action, suit or proceeding at law or on equity or before any court, tribunal, governmental body, agency of official or any arbitrator that is likely to affect the legality, validity or enforceability against it of this Agreement or any Credit Support Document to which it is party or its ability to perform its obligations under this Agreement or such Credit Support Document.

(d) Accuracy of Specified Information. All applicable information that is furnished in writing by or on behalf of it to the other party and is identified for the purpose of this Section 3(d) in the Schedule is, as of the date of the information, true, accurate and complete in every material respect.

(e) Payer Tax Representation. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(e) is accurate and true.

(f) Payee Tax Representations. Each representation specified in the Schedule as being made by it for the purpose of this section 3(f) is accurate and true.

4. Agreements

Each party agrees with the other that, so long as either party has or may have any obligation under this Agreement or under any Credit Support Document to which it is a party:--

(a) Furnish Specified Information. It will deliver to the other party or, in certain cases under subparagraph (iii) below, to such government or taxing authority as the other party reasonably directs:--

     (i) any forms, documents or certificates relating to taxation specified in the Schedule or any confirmation;

     (ii) any other documents specified in the Schedule or any Confirmation; and

     (iii) upon reasonable demand by such other party, any form or document that may be required or reasonably requested in writing in order to allow such other party or its Credit Support Provider to make a payment under this agreement or any applicable Credit Support Document without any deduction or withholding for or on account of any Tax or with such deduction or withholding at a reduced rate (so long as the completion, execution or submission of such form or document would not materially prejudice the legal or commercial position of the party in receipt of such demand). with any such form or document to be accurate and completed in a manner reasonably satisfactory to such other party and to be executed and to be delivered with any reasonably required certification, in each case by the date specified in the Schedule or such Confirmation or, if none is specified, as soon as reasonably practicable.

(b) Maintain Authorizations. It will use all reasonable efforts to maintain in full force and effect all consents of any governmental or other authority that are required to be obtained by it with respect to this Agreement or any Credit Support Document to which it is a party and will use all reasonable efforts to obtain any that may become necessary in the future.

(c) Comply with Laws. It will comply in all material respects with all applicable laws and orders to which it may be subject if failure so to comply would materially impair its ability to perform its obligations under this Agreement or any Credit Support Document to which it is a party.

(d) Tax Agreement. It will give notice of any failure of a representation made by it under section 3(f) to be accurate and true promptly upon learning of such failure.

(e) Payment of Stamp Tax. Subject to Section 11, it will pay any Stamp Tax levied or imposed upon it or in respect of its execution or performance of this Agreement by a jurisdiction in which it is incorporated,


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organised, managed and controlled, or considered to have its seat, or in which a branch or office through which it is acting for the purpose of this Agreement is located ("Stamp Tax Jurisdiction") and will indemnify the other party against any Stamp Tax levied or imposed upon the other party or in respect of the other party's execution or performance of this Agreement by any such Stamp Tax Jurisdiction which is not also a Stamp Tax Jurisdiction with respect to the other party.

5. Events of Default and Termination Events.

(a) Events of Default. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any of the following events constitutes an event of default (an "Event of Default") with respect to such party:--

     (i) Failure to Pay or Deliver. Failure by the party to make, when due, any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) required to be made by it if such failure is not remedied on or before the third Local Business Day after notice of such failure is given to the party;

     (ii) Breach of Agreement. Failure by the party to comply with or perform any agreement or obligation (other than an obligation to make any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) or to give notice of a Termination Event or any agreement or obligation under Section 4(a)(i), 4(a)(iii) or 4(d) to be compiled with or performed by the party in accordance with this Agreement if such failure is not remedied on or before the thirtieth day after notice of such failure is given to the party;

     (iii) Credit Support Default.

          (1) Failure by the party or any Credit Support Provider of such party to comply with or perform any agreement or obligation to be compiled with or performed by it in accordance with any Credit Support Document if such failure is continuing after any applicable grace period has elapsed;

          (2) the expiration or termination of such Credit Support Document or the failing or ceasing of such Credit Support Document to be in full force and effect for the purpose of this Agreement (in either case other than in accordance with its terms) prior to the satisfaction of all obligations of such party under each Transaction to which such Credit Support Document relates without the written consent of the other party; or

          (3) the party or such Credit Support Provider disaffirms, disclaims, repudiates or rejects, in whole or in part, or challenges the validity of, such Credit Support Document;

     (iv) Misrepresentations. A representation (other than a representation under section 3(e) or (f)) made or repeated or deemed to have been made or repeated by the party or any Credit Support Provider of such party in this Agreement or any Credit Support Document proves to have been incorrect or misleading in any material respect when made or repeated or deemed to have been made or repeated;

     (v) Default Specified Transaction. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party (1) defaults under a Specified Transaction and, after giving effect to any applicable notice requirement or grace period, there occurs a liquidation of, an acceleration of obligations under, or an early termination of, that Specified Transaction, (2) defaults, after giving effect to any applicable notice requirement or grace period, in making any payment or delivery or exchange date of, or any payment on early termination of, a Specified Transaction (or such default continues for at least three Local Business Days if there is no applicable notice requirement or grace period) or (3) disaffirms, disclaims, repudiates or rejects, in whole or in part, a Specified Transaction (or such action is taken by any person or entity appointed or empowered to operate it or act on its behalf);

     (vi) Cross Default. If "Cross Default" is specified in the Schedule as applying to the party, the occurrence or existence of (1) a default or other similar condition or event (however


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     described) in respect of such party, any Credit Support Provider of such party or any applicable Specified Entity of such party under one or more agreements or instruments relating to Specified Indebtedness of any of them (individually or collectively) in aggregate amount of not less than the applicable Threshold Amount (as specified in the Schedule) which has resulted in such Specified Indebtedness becoming capable at such time of being declared, due and payable or (2) a default by such party Credit Support Provider or such Specified Entity (individually or collectively) in making one or more payments on the due date thereof in an aggregate amount of not less than the applicable Threshold Amount under such agreements or instruments (after giving effect to any applicable notice requirement of grace period);

     (vii) Bankruptcy. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party:--

          (1) is dissolved (other than pursuant to a consolidation, amalgamation or merger); (2) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; (3) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (4) institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is represented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition (A) results in a judgment of insolvency or liquidation or (B) is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof; (5) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (6) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets; (7) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter; (8) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (1) to (7) (inclusive); or (9) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts; or

     (viii) Merger Without Assumption. The party or any Credit Support Provider of such party consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and, at the time of such consolidation, amalgamation, merger or transfer:--

          (1) the resulting, surviving or transferee entity fails to assume all the obligations of such party or such Credit Support Provider under this Agreement or any Credit Support Document to which it or its predecessor was a party by operation of law or pursuant to an agreement reasonably satisfactory to the other party to this Agreement; or

          (2) the benefits of any Credit Support Document fail to extend (without the consent of the other party) to the performance by such resulting, surviving or transferee entity of its obligations under this Agreement.

(b) Termination Events. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any event specified below constitutes an Illegality if the event is specified in (i) below, a Tax Event if the event is specified in (ii) below or a Tax Event Upon Merger if the event is specified in (iii) below, and, if specified to be applicable, a Credit Event.

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Upon Merger if the event is specified pursuant to (iv) below or an Additional
Termination Event if the event is specified pursuant to (v) below:--

     (i) Illegality. Due to the adoption of, or any change in, any applicable law after the date on which a Transaction is entered into, or due to the promulgation of, or any change in, the interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law after such date, it becomes unlawful (other than as a result of a breach by the party of Section 4(b)) for such party (which will be the Affected Party):--

          (1) to perform any absolute or contingent obligation to make a payment or delivery or to receive a payment or delivery in respect of such Transaction or to comply with any other material provision of this Agreement relating to such Transaction; or

          (2) to perform, or for any Credit Support Provider of such party to perform, any contingent or other obligation which the party (or such Credit Support Provider) has under any Credit Support Docuement relating to such Transaction;

     (ii) Tax Event. Due to (x) any action taken by a taxing authority, or brought in a court of competent juridiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (y) a Change in Tax Law, the party (which will be the Affected Party) will, or there is a substantial likelihood that it will, on the next succeeding Scheduled Payment Date (1) be required to pay to the other party an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount is required to be deducted or withheld for or on account of a Tax (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) and no additional amount is required to be paid in respect of such Tax under Section 2(d)(i)(4) (other than by reason of Section 2(d)(i)(4)(A) or (B));

     (iii) Tax Event Upon Merger. The party (the "Burdened Party") on the next succeeding Scheduled Payment Date will either (1) be required to pay an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount has been deducted or withheld for or on accoount of any Indemnifiable Tax in respect of which the other party is not required to pay an additional amount (other than by reason of Section 2(d)(i)(4)(A) or (B)), in either case as a result of a party consolidating or amalgamating with, or merging with or into, or transferring all or substantially all its assets to, another entity (which will be the Affected Party) where such action does not constitute an event described in Section 5(a)(viii);

     (iv) Credit Event Upon Merger. If "Credit Event Upon Merger" is specified in the Schedule as applying to the party, such party ("X"), any Credit Support Provider of X or any applicable Specified Entity of X consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and such action does not constitute an event described in Section 5(a)(viii) but the creditworthiness of the resulting, surviving or transferee entity is materially weaker than that of X, such Credit Support Provider of such Specified Entity, as the case may be, immediately prior to such action (and, in such event, X or its successor or transferee, as appropriate, will be the Affected Party); or

     (v) Additional Termination Event. If any "Additional Termination Event" is specified in the Schedule or any Confirmation as applying, the occurrence of such event (and, in such event, the Affected Party or Affected Parties shall be as specified for such Additional Termination Event in the Schedule or such Confirmation).

(c) Event of Default and Illegality. If an event or circumstance which would otherwise constitute or give rise to an Event of Default also constitutes an Illegality, it will be treated as an Illegality and will not constitute an Event of Default.


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6.   Early Termination

(a) Right to Terminate Following Event of Default. If if any time an Event of Default with respect to a party (the "Defaulting Party") has occurred and is then continuing, the other party ( the "Non-defaulting Party") may, by not more than 20 days notice to the Defaulting Party specifying the relevant Event of Default, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all outstanding Transactions. If, however, "Automatic Early Termination" is specified in the Schedule as applying to a party, then an Early Termination Date in respect of all outstanding Transactions will occur immediately upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(1), (3), (5), (6) or to the extent analogous thereto, (8), and as of the time immediately preceding the institution of the relevant proceeding or the presentation of the relevant petition upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(4) or, to the extent analogous thereto, (8).

(b)  Right to Terminate Following Termination Event.

     (i) Notice. If a Termination Event occurs, an Affected Party will, promptly upon becoming aware of it, notify the other party, specifying the nature of that Termination Event and each Affected Transaction and will also give such other information about that Termination Event as the other party may reasonably require.

     (ii) Transfer to Avoid Termination Event. If either an Illegality under
     Section 5(b)(i)(l) or a Tax Event occurs and there is only one Affected Party, or if a Tax Event Upon Merger occurs and the Burdened Party is the Affected Party, the Affected Party will, as a condition to its right to designate an Early Termination Date under Section 6(b)(iv), use all reasonable efforts (which will not require such party to incur a loss, excluding immaterial, incidental expenses) to transfer within 20 days after it gives notice under Section 6(b)(i) all it rights and obligations under this Agreement in respect of the Affected Transactions to another of its Offices or Affiliates so that such Termination Event ceases to exist.

     If the Affected Party is not able to make such a transfer it will give notice to the other party to that effect within such 20 day period, whereupon the other party may effect such a transfer within 30 days after the notice is given under Section (6)(b)(i).

     Any such transfer by a party under this Section 6(b)(ii) will be subject to and conditional upon the prior written consent of the other party, which consent will not be withheld if such other party's policies in effect at such time would permit it to enter into transactions with the transferee on the terms proposed.

     (iii) Two Affected Parties. If an Illegality under Section 5(b)(i)(l) or a Tax Event occurs and there are two Affected Parties, each party will use all reasonable efforts to reach agreement within 30 days after notice thereof is given under Section 6(b)(i) on action to avoid that Termination Event.

     (iv) Right to Terminate. If:--

          (1) a transfer under Section 6(b)(ii) or an agreement under Section 6(b)(iii), as the case may be, has not been effected with respect to all Affected Transactions within 30 days after an Affected Party gives notice under Section 6(b)(i); or

          (2) an Illegality under Section 5(b)(i)(2), a Credit Event Upon Merger or an Additional Termination Event occurs, or a Tax Event Upon Merger occurs and the Burdened Party is not the Affected Party, either party in the case of an Illegality, the Burdened Party in the case of a Tax Event Upon Merger, any Affected Party in the case of a Tax Event or an Additional Termination Event if there is more than one Affected Party, or the party which is not to Affected Party in the case of a Credit Event Upon Merger or an Additional Termination Event if there is only one Affected Party may, by not more than 20 days notice to the other party and provided that the relevant Termination Event is then

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     continuing, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all Affected Transactions.

(c) Effect of Designation.

     (i) If notice designating an Early Termination Date is given under Section 6(a) or (b), the Early Termination Date will occur on the date so designated, whether or not the relevant Event of Default or Termination Event is then continuing.

     (ii) Upon the occurrence or effective designation of an Early Termination Date, no further payments or deliveries under Section 2(a)(i) or 2(e) in respect of the Terminated Transactions will be required to be made, but without prejudice to the other provisions of this Agreement. The amount, if any, payable in respect of an Early Termination Date shall be determined pursuant to Section 6(e).

(d) Calculations.

     (i) Statement. On or as soon as reasonably practicable following the occurrence of an Early Termination Date, each party will make the calculations on its part, if any, contemplated by Section 6(e) and will provide to the other party a statement (1) showing, in reasonable detail, such calculations (including all relevant quotations and specifying any amount payable under Section 6(e)) and (2) giving details of the relevant account to which any amount payable to it is to be paid. In the absence of written confirmation from the source of a quotation obtained in determining a Market Quotation, the records of the party obtaining such quotation will be conclusive evidence of the existence and accuracy of such quotation.

     (ii) Payment Date. An amount calculated as being due in respect of any Early Termination Date under Section 6(e) will be payable on the day that notice of the amount payable is effective (in the case of an Early Termination Date which is designated or occurs as a result of an Event of Default) and on the day which is two Local Business Days after the day on which notice of the amount payable is effective (in the case of any Early Termination Date which is designated as a result of a Termination Event). Such amount will be paid together with (to the extent permitted under applicable law) interest thereon (before as well as after judgment) in the Termination Currency, from (and including) the relevant Early Termination Date to (but excluding) the date such amount is paid, at the Applicable Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed.

(e) Payments on Early Termination. If an Early Termination Date occurs, the following provisions shall apply based on the parties' election in the Schedule of a payment measure, either "Market Quotation" or "Loss", and a payment method, either the "First Method" or the "Second Method". If the parties fail to designate a payment measure or payment method in the Schedule, it will be deemed that "Market Quotation" or the "Second Method", as the case may be, shall apply. The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off.

     (i) Events of Default. If the Early Termination Date results from an Event of Default:--

          (1) First Method and Market Quotation. If the First Method and Market Quotation apply, the Defaulting Party will pay to the Non-defaulting Party the excess, if a positive number, of (A) the sum of the Settlement Amount (determined by the Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party over (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party.

          (2) First Method and Loss. If the First Method and Loss apply, the Defaulting Party will pay to the Non-defaulting Party, if a positive number, the Non-defaulting Party's Loss in respect of this Agreement.

          (3) Second Method and Market Quotation. If the Second Method and Market Quotation apply, an amount will be payable equal to (A) the sum of the Settlement Amount (determined by the

               Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party less (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

               (4) Second Method and Loss. If the Second Method and Loss apply, an amount will be payable equal to the Non-defaulting Party's Loss in respect of this Agreement. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

          (ii) Termination Events. If the Early Termination Date results from a Termination Event:-

               (1) One Affected Party. If there is one Affected Party, the amount payable will be determined in accordance with Section 6(e)(i)(3), if Market Quotation applies, or Section 6(e)(i)(4), if Loss applies, except that, in either case, references to the Defaulting Party and to the Non-defaulting Party will be deemed to be references to the Affected Party and the party which is not the Affected Party, respectively, and, if Loss applies and fewer than all the Transactions are being terminated, Loss shall be calculated in respect of all Terminated Transactions.

               (2) Two Affected Parties. If there are two Affected Parties:--

                    (A) if Market Quotation applies, each party will determine a Settlement Amount in respect of the Terminated Transactions and an amount will be payable equal to (I) the sum of (a) one-half of the difference between the Settlement Amount of the party with the higher Settlement Amount ("X") and the Settlement Amount of the party with the lower Settlement Amount ("Y") and (b) the Termination Currency Equivalent of the Unpaid Amounts owing to Y; and

                    (B) if Loss applies, each party will determine its Loss in respect of this Agreement (or, if fewer than all the Transactions are being terminated, in respect of all Terminated Transactions) and an amount will be payable equal to one-half of the difference between the Loss of the party with the higher Loss ("X") and the Loss of the party with the lower Loss ("Y").

          If the amount payable is a positive number, Y will pay it to X; if it is a negative number, X will pay the absolute value of that amount to Y.

          (iii) Adjustment for Bankruptcy. In circumstances where an Early Termination Date occurs because "Automatic Early Termination" applies in respect of a party, the amount determined under this Section 6(e) will be subject to such adjustments as are appropriate and permitted by law to reflect any payments or deliveries made by one party to the other under this Agreement (and retained by such other party) during the period from the relevant Early Termination Date to the date for payment determined under Section 6(d)(ii).

          (iv) Pre-Estimate. The parties agree that if Market Quotation applies an amount recoverable under this Section 6(e) is a reasonable pre-estimate of loss and not a penalty. Such amount is payable for the loss of bargain and the loss of protection against future risks and except as otherwise provided in this Agreement neither party will be entitled to recover any additional damages a a consequence of such losses.

7. Transfer

Subject to Section 6(b)(ii), neither this Agreement nor any interest or obligation in or under this Agreement may be transferred (whether by way of security or otherwise) by either party without the prior written consent of the other party, except that:--

(a) a party may make such a transfer of this Agreement pursuant to a consolidation or amalgamation with, or merger with or into, or transfer of all or substantially all its assets to, another entity (but without prejudice to any other right or remedy under this Agreement); and

(b) a party may make such a transfer of all or any part of its interest in any amount payable to it from a Defaulting Party under Section 6(e).

Any purported transfer that is not in compliance with this Section will be void.

8. Contractual Currency

(a) Payment in the Contractual Currency. Each payment under this Agreement will be made in the relevant currency specified in this Agreement for that payment (the "Contractual Currency"). To the extent permitted by applicable law, any obligation to make payments under this Agreement in the Contractual Currency will not be discharged or satisfied by any tender in any currency other than the Contractual Currency, except to the extent such tender results in the actual receipt by the party to which payment is owed, acting in a reasonable manner and in good faith in converting the currency so tendered into the Contractual Currency, of the full amount in the Contractual Currency of all amounts payable in respect of this Agreement. If for any reason the amount in the Contractual Currency so received falls short of the amount in the Contractual Currency payable in respect of this Agreement, the party required to make the payment will, to the extent permitted by applicable law, immediately pay such additional amount in the Contractual Currency as may be necessary to compensate for the shortfall. If for any reason the amount in the Contractual Currency so received exceeds the amount in the Contractual Currency payable in respect of this Agreement, the party receiving the payment will refund promptly the amount of such excess.

(b) Judgments. To the extent permitted by applicable law, if any judgment or order expressed in a currency other than the Contractual Currency is rendered
(i) for the payment of any amount owing in respect of this Agreement, (ii) for the payment of any amount relating to any early termination in respect of this Agreement or (iii) in respect of a judgment or order of another court for the payment of any amount described in (i) or (ii) above, the party seeking recovery, after recovery in full of the aggregate amount to which such party is entitled pursuant to the judgment or order, will be entitled to receive immediately from the other party the amount of any shortfall of the Contractual Currency received by such party as a consequence of sums paid in such other currency and will refund promptly to the other party any excess of the Contractual Currency received by such party as a consequence of sums paid in such other currency if such shortfall or such excess arises or results from any variation between the rate of exchange at which the Contractual Currency is converted into the currency of the judgment or order for the purposes of such judgment or order and the rate of exchange at which such party is able, acting in a reasonable manner and in good faith in converting the currency received into the Contractual Currency, to purchase the Contractual Currency with the amount of the currency of the judgment or order actually received by such party. The term "rate of exchange" includes, without limitation, any premiums and costs of exchange payable in connection with the purchase of or conversion into the Contractual Currency.

(c) Separate Indemnities. To the extent permitted by applicable law, these imdemnities constitute separate and independent obligations from the other obligations in this Agreement, will be enforceable as separate and independent causes of action, will apply notwithstanding any indulgence granted by the party to which any payment is owed and will not be affected by judgment being obtained or claim or proof being made for any other sums payable in respect of this Agreement.

(d) Evidence of Loss. For the purpose of this Section 8, it will be sufficient for a party to demonstrate that it would have suffered a loss had an actual exchange or purchase been made.

9. Miscellaneous

(a) Entire Agreement. This Agreement constitues the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communication and prior writings with respect thereto.

(b) Amendments. No amendment, modification or waiver in respect of this Agreement will be effective unless in writing (including a writing evidenced by a facsimile transmission) and executed by each of the parties or confirmed by an exchange of telexes or electronic messages on an electronic messaging system.

(c) Survival of Obligations. Without prejudice to Sections 2(a)(iii) and 6(c)(ii), the obligations of the parties under this Agreement will survive the termination of any Transaction.

(d) Remedies Cumulative. Except as provided in the Agreement, the rights, powers, remedies and privileges provided in this Agreement are cumulative and not exclusive of any rights, powers, remedies and privileges provided by law.

(e) Counterparts and Confirmations.

     (i) This Agreement (and each amendment, modification and waiver in respect of it) may be executed and delivered in counterparts (including by facsimilie transmission), each of which will be deemed an original.

     (ii) The parties intend that they are legally bound by the terms of each Transmission from the moment they agree to those terms (whether orally or otherwise). A Confirmation shall be entered into as soon as practicable and may be executed and delivered in counterparts (including by facsimilie transmission) or be created by an exchange of telexes or by an exchange of electronic messages on an electronic messaging system, which is each case will be sufficient for all purposes to evidence a binding supplement to this Agreement. The parties will specify therein or through another effective means that any such counterpart, telex or electronic message constitutes a Confirmation.

(f) No Waiver of Rights. A failure or delay in exercising any right, power or privilege will not be presumed to operate as a waiver, and a single or partial exercise of any right, power or privilege will not be presumed to preclude any subsequent or further exercise, of that right, power or privilege or exercise of any other right, power or privilege.

(g) Headings. The headings used in this Agreement are for convenience of the reference only and are not to affect the construction of or to be taken into consideration in interpreting this Agreement.

10. Offices; Multibranch Parties

(a) If Section 10(a) is specified in the Schedule as applying, each party that enters into a Transaction through an Office other than its head or home office represents to the other party that, notwithstanding the place of booking office or jurisdiction of incorporation or organisation of such party, the obligations of such party are the same as if it had entered into the Transaction through its head or home office. This representation will be deemed to be repeated by such party on each date on which a Transaction is entered into.

(b) Neither party may change the Office through which it makes and receives payments or deliveries for the purpose of a Transaction without the prior written consent of the other party.

(c) If a party is specified as a Multibranch Party in the Schedule, such Multibranch Party may make and receive payments or deliveries under any Transaction through any Office listed in the Schedule, and the Office through which it makes and receives payments or deliveries with respect to a Transaction will be specifyed in the relevant Confirmation.

11. Expenses

A Defaulting Party will, on demand, indemnify and hold harmless the other party for and against all reasonable out-of-pocket expenses, including legal fees and Stamp Tax, incurred by such other party by reason of the enforcement and protection of its rights under this Agreement or any Credit Support Document.

to which the Defaulting Party is a party or by reason of the early termination of any Transaction, including, but not limited to, costs of collection.

12. Notices

(a) Effectiveness. Any notice or other communication in respect of this Agreement may be given in any manner set forth below (except that a notice or other communication under Section 5 or 6 may not be given by facsimile transmission or electronic messaging system) to the address or number or in accordance with the electronic messaging system details provided (see the Schedule) and will be deemed effective as indicated:--

     (i) if in writing and delivered in person or by courier, on the date it is delivered;

     (ii) if sent by telex, on the date the recipient's answerback is received;

     (iii) if sent by facsimile transmission, on the date that transmission is received by a responsible employee of the recipient in legible form (it being agreed that the burden of proving receipt will be on the sender and will not be met by a transmission report generated by the sender's facsimile machine);

     (iv) if sent by certified or registered mail (airmail, if overseas) or the equivalent (return receipt requested), on the date that mail is delivered or its delivery is attempted; or

     (v) if sent by electronic messaging system, on the date that electronic message is received,

unless the date of that delivery (or attempted delivery) or that receipt, as applicable, is not a Local Business Day or that communication is delivered (or attempted) or received, as applicable, after the close of business on a Local Business Day, in which case that communication shall be deemed given and effective on the first following day that is a Local Business Day.

(b) Change of Addresses. Either party may by notice to the other change the address, telex or facsimile number or electronic messaging system details at which notices or other communications are to be given to it.

13. Governing Law and Jurisdiction

(a) Governing Law. This Agreement will be governed by and construed in accordance with the law specified in the Schedule.

(b) Jurisdiction. With respect to any suit, action or proceedings relating to this Agreement ("Proceeding"), each party irrevocably:--

     (i) submits to the jurisdiction of the English courts, if this Agreement is expressed to be governed by English law, or to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Court, located in the Borough of Manhattan in New York City, if this Agreement is expressed to be governed by the laws of the State of New York; and

     (ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party.

Nothing in this Agreement precludes either party from bringing Proceedings in any other jurisdiction (outside, if this Agreement is expressed to be governed by English law, the Contracting States, as defined in Section 1(3) of the Civil Jurisdiction and Judgments Act 1982 or any modification, extension or re-enactment thereof for the time being in force) nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.

(c) Service of Process. Each party irrevocably appoints the Process Agent (if any) specified opposite its name in the Schedule to receive, for it and on its behalf, service of process in any Proceedings. If for any reason any party's Process Agent is unable to act as such, such party will promptly notify the other party and within 30 days appoint a substitute process agent acceptable to the other party. The parties irrevocably consent to service of process given in the manner provided for notices in Section 12. Nothing in this Agreement will affect the right of either party to serve process in any other manner permitted by law.

(d) Waiver of Immunities. Each party irrevocably waives, to the fullest extent permitted by applicable law, with respect to itself and its revenues and assets (irrespective of their use or intended use), all immunity on the grounds of sovereignty or other similar grounds from (i) suit, (ii) jurisdiction of any court, (iii) relief by way of injunction, order for specific performance or for recovery of property, (iv) attachment of its assets (whether before or after judgment) and (v) execution or enforcement of any judgment to which it or its revenues or assets might otherwise be entitled in any Proceedings in the courts of any jurisdiction and irrevocably agrees, to the extent permitted by applicable law, that it will not claim any such immunity in any Proceedings.

14. Definitions

As used in this Agreement:--

"Additional Termination Event" has the meaning specified in Section 5(b).

"Affected Party" has the meaning specified in Section 5(b).

"Affected Transactions" means (a) with respect to any Termination Event consisting of an Illegality, Tax Event or Tax Event Upon Merger, all Transactions affected by the occurrence of such Termination Event and (b) with respect to any other Termination Event, all Transactions.

"Affiliate" means, subject to the Schedule, in relation to any person, any entity controlled, directly or indirectly, by the person, any entity that controls, directly or indirectly, the person or any entity directly or indirectly under common control with the person. For this purpose, "control" of any entity or person means ownership of a majority of the voting power of the entity or person.

"Applicable Rate" means:--

(a) in respect of obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Defaulting Party, the Default Rate;

(b) in respect of an obligation to pay an amount under Section 6(e) of either party from and after the date (determined in accordance with Section 6(d)(ii)) on which that amount is payable, the Default Rate;

(c) in respect of all other obligations payable or deliverable (or which would have been but for Sections 2(a)(iii)) by a Non-defaulting Party, the Non-default Rate; and

(d) in all other cases, the Termination Rate.

"Burdened Party" has the meaning specified in Section 5(b).

"Change in Tax Law" means the enactment, promulgation, execution or ratification of, or any change in or amendment to, any law (or in the application or official interpretation of any law) that occurs on or after the date on which the relevant Transaction is entered into.

"consent" includes a consent, approval, action, authorisation, exemption, notice, filing, registration or exchange control consent.

"Credit Event Upon Merger" has the meaning specified in Section 5(b).

"Credit Support Document" means any agreement or instrument that is specified as such in this Agreement.

"Credit Support Provider" has the meaning specified in the Schedule.

"Default Rate" means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the relevant payee (as certified by it) if it were to fund or of funding the relevant amount plus 1% per annum.

"Defaulting Party" has the meaning specified in Section 6(a).

"Early Termination Date" means the date determined in accordance with Section 6(a) or 6(b)(iv).

"Event of Default" has the meaning specified in Section 5(a) and, if applicable, in the Schedule.

"Illegality" has the meaning specified in Section 5(b).

"Indemnifiable Tax" means any Tax other than a Tax that would not be imposed in respect of a payment under this Agreement but for a present or former connection between the jurisdiction of the government or taxation authority imposing such Tax and the recipient of such payment or a person related to such recipient (including, without limitation, a connection arising from such recipient or related person being or having been a citizen or resident of such jurisdiction, or being or having been organised, present or engaged in a trade or business in such jurisdiction, or having or having had a permanent establishment or fixed place of business in such jurisdiction, but excluding a connection arising solely from such recipient or related person having executed, delivered, performed its obligations or received a payment under, or enforced, this Agreement or a Credit Support Document).

"law" includes any treaty, law, rule or regulation (as modified, in the case of tax matters, by the practice of any relevant governmental revenue authority) and "lawful" and "unlawful" will be construed accordingly.

"Local Business Day" means, subject to the Schedule, a day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) (a) in relation to any obligation under Section 2(a)(i), in the place(s) specified in the relevant Confirmation or, if not so specified, as otherwise agreed by the parties in writing or determined pursuant to provisions contained, or incorporated by reference, in this Agreement, (b) in relation to any other payment, in the place where the relevant account is located and, if different, in the principal financial centre, if any, of the currency of such payment, (c) in relation to any notice or other communication, including notice contemplated under Section 5(a)(i), in the city specified in the address for notice provided by the recipient and, in the case of a notice contemplated by
Section 2(b), in the place where the relevant new account is to be located and
(d) in relation to Section 5(a)(v)(2), in the relevant locations for performance with respect to such Specified Transaction.

"Loss" means, with respect to this Agreement or one or more Terminated Transactions, as the case may be, and a party, the Termination Currency Equivalent of an amount that party reasonably determines in good faith to be its total losses and costs (or gain, in which case expressed as a negative number) in connection with this Agreement or that Terminated Transaction or group of Terminated Transactions, as the case may be, including any loss of bargain, cost of funding or, at the election of such party but without duplication, loss or cost incurred as a result of its terminating, liquidating, obtaining or reestablishing any hedge or related trading position (or any gain resulting from any of them). Loss includes losses and costs (or gains) in respect of any payment or delivery required to have been made (assuming satisfaction of each applicable condition precedent) on or before the relevant Early Termination Date and not made, except, so as to avoid duplication, if Section 6(e)(i)(1) or (3) or 6(e)(ii)(2)(A) applies. Loss does not include a party's legal fees and out-of-pocket expenses referred to under Section 11. A party will determine its Loss as of the relevant Early Termination Date, or, if that is not reasonably practicable, as of the earliest date thereafter as is reasonably practicable. A party may (but need not) determine its Loss by reference to quotations of relevant rates or prices from one or more leading dealers in the relevant markets.

"Market Quotation" means, with respect to one or more Terminated Transactions and a party making the determination, and amount determined on the basis of quotations from Reference Market-makers. Each quotation will be for an amount, if any, that would be paid to such party (expressed as a negative number) or by such party (expressed as a positive number) in consideration of an agreement between such party (taking into account any existing Credit Support Document with respect to the obligations of such party) and the quoting Reference Market-maker to enter into a transaction (the "Replacement Transaction") that would have the effect of preserving for such party the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transaction or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that date. For this purpose, Unpaid Amounts in respect of the Terminated Transaction or group of Terminated Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included. The Replacement Transaction would be subject to such documentation as such party and the Reference Market-maker may, in good faith, agree. The party making the determination (or its agent) will request each Reference Market-maker to provide its quotation to the extent reasonably practicable as of the same day and time (without regard to different time zones practicable after the relevant Early Termination Date. The day and time as of which those quotations are to be obtained will be selected in good faith by the party obliged to make a determination under Section 6(e), and, if each party is so obliged, after consultation with the other. If more than three quotations are provided, the Market Quotation will be the arithmetic mean of quotations, without regard to the quotations having the highest and lowest values. If exactly three such quotations are provided, the Market Quotation will be the quotation remianing after disregarding the highest and lowest quotations. For this purpose, if more than one quotation has the same highest value or lowest value, then one of such quotations shall be disregarded. If fewer than three quotations are provided, it will be deemed that the Market Quotation in respect of such Terminated Transaction or group of Terminated Transactions cannot be determined.

"Non-default Rate" means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the Non-defaulting Party (as certified by it) if it were to fund the relevant amount.

"Non-defaulting Party" has the meaning specified in Section 6(a).

"Office" means a branch or office of a party, which may be such party's head or home office.

"Potential Event of Default" means any event which, with the giving of notice or lapse of time or both, would constitute an Event of Default.

"Reference Market-makers" means four leading dealers in the relevant market selected by the party determining a Market Quotation in good faith (a) from among dealers of the highest credit standing which satisfy all criteria that such party applies generally at the time in deciding whether to offer or to make an extension of credit and (b) to the extent practicable, from among such dealers having an office in the same city.

"Relevant Jurisdiction" means, with respect to a party, the jurisdictions (a) in which the party is incorporated, organised managed and controlled or considered to have its seat, (b) where an Office through which the party is acting for purposes of this Agreement is located, (c) in which the party executes this Agreement and (d) in relation to any payment, from or through which such payment is made.

"Scheduled Payment Date" means a date on which a payment or delivery is to be under Section 2(a)(i) with respect to a Transaction.

"Set-off" means set-off, offset, combination of accounts, right of retention or withholding or similar right or requirement to which the payer of an amount under Section 6 is entitled or subject (whether arising under this agreement, another contract, applicable law or otherwise) that is exercised by, or imposed on, such payer.

"Settlement Amount" means, with respect to a party and any Early Termination Date, the sum of:--

(a) the Termination Currency Equivalent of the Market Quotations (whether positive or negative) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation is determined; and

(b) such Party's Loss (whether positive or negative and without reference to any unpaid Amounts) for each Terminated Transaction or group of Terminated Transactions for (in the reasonable belief of the party making the determination) produce a commercially reasonable result.

"Specified Entity" has the meaning specified in the Schedule.

"Specified Indebtedness" means subject to the Schedule, any obligation (whether present or future, contingent or otherwise, as principal or surety or otherwise) in respect of borrowed money.

"Specified Transaction" means, subject to the Schedule, (a) any transaction (including an agreement with respect thereto) now existing or hereafter entered into between one party to this Agreement (or any Credit Support Provider of such party or any applicable Specified Entity of such party) and the other party to this Agreement (or any Credit Support Provider of such other party or any applicable Specified Entity of such other party) which is a rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions), (b) any combination of these transactions and (c) any other transaction identified as a Specified Transaction in this Agreement or the relevant confirmation.

"Stamp Tax" means any stamp, registration, documentation or similar tax.

"Tax" means any present or future tax, levy impost, duty, charge, assessment or fee of any nature (including interest, penalties and additions thereto) that is imposed by any government or other taxing authority in respect of any payment under this Agreement other than a stamp, registration, documentation or similar tax.

"Tax Event" has the meaning specified in Section 5(b).

"Tax Event Upon Merger" has the meaning specified in Section 5(b).

"Termination Transactions" means with respect to any Early Termination Date (a) if resulting from a Termination Event, all Affected Transactions and (b) if resulting from an Event of Default, all Transactions (in either case) if effect immediately before the effectiveness of the notice designating that Early Termination Date (or, if "Automatic Early Termination" applies, immediately before that Early Termination Date).

"Termination Currency" has the meaning specified in the Schedule.

"Termination Currency Equivalent" means, in respect of any amount denominated in the Termination Currency, such Termination Currency amount and, in respect of any amount denominated in a currency other than the Termination Currency (the "Other Currency"), the amount in the Termination Currency determined by the party making the relevant determination as being required to purchase such amount of such Other Currency as at the relevant Early Termination Date, or, if the relevant Market Quotation or Loss (as the case may be), is determined as of a later date, that later date, with the Termination Currency at the rate equal to the spot exchange rate of the foreign exchange agent (selected as provided below) for the purchase of such Other Currency with the Termination Currency at or about 11:00 a.m. (in the city in which such foreign exchange agent is located) on such date as would be customary for the determination of such a rate for the purchase of such Other Currency for value on the relevant Early Termination Date or that later date. The foreign exchange agent will, if only one party is obliged to make a determination under Section 6(e), be selected in good faith by that party and otherwise will be agreed by the parties.

"Termination Event" means an Illegality, a Tax Event or a Tax Event Upon Merger or, if specified to be applicable, a Credit Event Upon Merger or an Additional Termination Event.

"Termination Rate" means a rate per annum equal to the arithmetic mean of the cost (without proof or evidence of any actual cost) to each party (as certified by such party) if it were to fund or of funding such amounts.

"Unpaid Amounts" owing to any party means, with respect to an Early Termination Date, the aggregate of (a) in respect of all Terminated Transactions, the amounts that became payable (or that would have become payable but for Section 2(a)(iii)) to such party under Section 2(a)(i) on or prior to such Early Termination Date and which remain unpaid as at such Early Termination Date and
(b) in respect of each Terminated Transaction, for each obligation under Section 2(a)(i) which was (or would have been but for Section 2(a)(iii)) required to be settled by delivery to such party on or prior to such Early Termination Date and which has not been so settled as at such Early Termination Date, an amount equal to the fair market value of that which was (or would have been) required to be delivered as of the originally scheduled date for delivery, in each case together with (to the extent permitted under applicable law) interest, in the currency of such amounts, from (and including) the date such amounts or obligations were or would have been required to have been paid or performed to (but excluding) such Early Termination Date, at the Applicable Rate. Such amounts of interest will be calculated on the basis of daily compounding and the actual number of days elapsed. The fair market value of any obligation referred to in clause (b) above shall be reasonable determined by the party obliged to make the determination under Section 6(e) or, if each party is so obliged, it shall be the average of the Termination Currency Equivalents of the fair market values reasonably determined by both parties.

IN WITNESS WHEREOF the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.




 .....................................        ...................................
          (Name of Party)                              (Name of Party)


By:..................................        By:................................
   Name:                                        Name:
   Title:                                       Title:
   Date:                                        Date:

                                    SCHEDULE

                                     to the

                                MASTER AGREEMENT

                        Dated as of September [  ], 1999

                                    between

             BANKERS TRUST COMPANY, a New York banking corporation,
             not in its individual capacity, but solely as Trustee
                   ("Party A"), for PEOPLE'S BANK CREDIT CARD
                           MASTER TRUST (the "Trust")

                                      and

                          GOLDMAN SACHS MITSUI MARINE
                           DERIVATIVE PRODUCTS, L.P.,
                     a limited partnership organized under
                       the laws of the State of Delaware

                                  ("Party B").


                                    PART 1

                             Termination Provisions
                             ----------------------

(a)      "Specified Entity" means in relation to Party A for the purpose of:

Section 5(a)(v), none.
Section 5(a)(vi), none.
Section 5(a)(vii), none.
Section 5(b)(iv), none.

             and in relation to Party B for the purpose of:

     Section 5(a)(v), none.
     Section 5(a)(vi), none.
     Section 5(a)(vii), none.
     Section 5(b)(iv), none.

     (b)      "Specified Transaction" will have the meaning specified in
Section 14.

     (c) The "Cross-Default" provisions of Section 5(a)(vi) will not apply to Party A or Party B.

     (d) Section 5(a)(vii) is hereby amended by: (i) adding in Clause (1) thereof (third line) after the word "amalgamation" the word ", succession"; (ii) adding in Clause (1) thereof (third line) after the word "merger" and before the closed parenthetical the words "or, in the case of Party B, any Credit Support Provider of Party B, or any applicable Specified Entity of Party B (as the case may be), reconstitution, reformation, incorporation, or admission or withdrawal of a partner"; (iii) adding in Clause (5) thereof (fourteenth line) after the word "amalgamation" the word ", succession" and (iv) adding in clause (5) thereof (fourteenth line) after the word "merger" and before the closed parenthetical the words "or, in the case of Party B, any Credit Support Provider of Party B, or any applicable Specified Entity of Party B (as the case may be), reconstitution, reformation, or incorporation".

     (e)      Section 5(a)(viii) is hereby amended by:

               (i) deleting the introductory paragraph in its entirety and replacing it with the following:

               The party or any Credit Support Provider of such party consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, or reorganizes, incorporates, reincorporates, reconstitutes or reforms into or as, another entity and, at the time of such consolidation, amalgamation, merger, transfer, reorganization, incorporation, reincorporation, reconstitution, reformation or succession:

               (ii) deleting in Clause (1) thereof (fourth line) the words "or transferee" and replacing them with the words "transferee or successor"; and (iii) deleting in Clause (2) thereof (ninth line) the words "or transferee" and replacing them with the words "transferee or successor".

     (f) "Credit Event Upon Merger" has the meaning specified in Section 5(b)(iv); "Credit Event Upon Merger", applies to Party B but not to Party A.

               Section 5(b)(iv) is hereby amended by deleting it in its entirety and replacing it with the following:

               (iv) Credit Event Upon Merger. If "Credit Event Upon Merger" is specified in the Schedule as applying to the party, such party ("X"), any Credit Support Provider of X or any applicable Specified Entity of X consolidates or amalgamates with, or merges into, or transfers all or substantially all its assets to, or reorganizes, incorporates, reincorporates, reconstitutes, or reforms into or as, or receives all or substantially all of the assets and/or liabilities or obligations of, another entity, or X, such Credit Support Provider, or such Specified Entity (as the case may be) effects a recapitalization, liquidating dividend, leveraged buy-out, other similar highly-leveraged transaction, redemption of indebtedness, or stock buy-back or similar call on equity, and such action does not constitute an event described in
               Section 5(a)(viii) but the creditworthiness of X, such Credit Support Provider, or such Specified Entity (as the case may be) or any resulting, surviving, transferee, reorganized, reconstituted, reformed, recapitalized or successor entity is materially weaker than that of X, such Credit Support Provider, or such Specified Entity (as the case may be) immediately prior to such action (and, in such event, X or any resulting, surviving, transferee, reorganized, reconstituted, reformed, recapitalized, or successor entity, as appropriate, will be the Affected Party); or

               "Materially weaker" as such term is used in Section 5(b)(iv) means that the resulting, surviving or transferee entity has suffered a Downgrade (as defined herein except that the resulting, surviving or transferee entity will replace Party B within the Downgrade definition).

     (g) The "Automatic Early Termination" provision of Section 6(a) will not apply to Party A or Party B.

     (h)      Payments on Early Termination.  For the purpose of Section 6(e):

               (i)      Loss will apply; provided, however, that for the
                                         --------  -------
     avoidance of doubt, if at any time and so long as Party A shall have satisfied in full all its payment obligations under Section 2(a)(i) of this Agreement and shall at the time have no future payment obligations, whether absolute or contingent, under such Section, then unless Party B is required pursuant to appropriate proceedings to return to Party A or otherwise returns to Party A upon demand of Party A any portion of any such payment,(i) if Party A shall be determining its Loss in respect of any Terminated Transaction, such Loss shall never be a negative number, and
     (ii) if Party B shall be determining its Loss in respect of any Terminated Transaction, such Loss shall never be expressed as a positive number.

               (ii)      The Second Method will apply.

        (i) "Termination Currency" means United States Dollars.

        (j) Additional Termination Event; Credit Downgrade.

               (i) If with respect to Party B, the financial program or counterparty rating (a "Rating") by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies Inc. ("S&P"), Moody's Investors Service, Inc. ("Moody's") or, in the event that Fitch IBCA, Inc. ("Fitch") rates Party B, Fitch; (Fitch, S&P and Moody's are collectively referred to herein as the "Rating Agencies") is withdrawn by any Rating Agency or reduced below AA+ by S&P, Aa3 by Moody's or the Required Fitch Rating (as defined below)(any such withdrawal or reduction, a "Downgrade"), within 30 days of such Downgrade, Party B shall notify Party A and the Rating Agencies in writing, and shall within 30 days of the date of such Downgrade, with the prior written confirmation of each of the Rating Agencies that such arrangement will not result in the reduction or withdrawal of the rating of the Series 1999-1 Certificates in effect immediately prior to such Downgrade, at the expense of Party B, either (x) obtain a substitute cap provider ("X") that (1) is reasonably acceptable to Party A, (2) has Ratings of AA+ by S&P, at least Aa3 by Moody's and, if rated by Fitch, the Required Fitch Rating, or has the Specified Ratings, and (3) is acceptable to the Rating Agencies (which acceptance is evidenced by written confirmations by the Rating Agencies), and in each case, replace the Transactions outstanding hereunder with Transactions on identical terms except that X shall be "Party B", or (y) enter into a "Qualifying Substitute Arrangement" (as defined below). In the event that Party B fails to satisfy any of its obligations referred to in this subparagraph (i) within the time period prescribed, such failure shall constitute an Additional Termination Event with Party B as the sole Affected Party.

               (ii) "Qualifying Substitute Arrangement" shall mean any arrangement satisfactory to the Rating Agencies (as evidenced by written confirmations by the Rating Agencies), including, but not limited to, collateral, guarantees or letters of credit, which arrangement will result in the Rating Agencies not reducing or withdrawing the rating in effect of the Series 1999-1 Certificates outstanding immediately prior to the Downgrade.

               (iii) "Required Fitch Rating" means in the event that Fitch ever rates Party B, a counterparty rating of at least AA- by Fitch.

               (iv) "Specified Ratings" shall mean (A) a long term unsecured debt or long term certificate of deposit rating of at least Aa3 by Moody's and at least AA- by Fitch and (B) a short term unsecured debt or short term certificate of deposit rating of A-1+ by S&P.

        (k) Notwithstanding any provision contained herein, in the Agreement or in any Confirmation (including any provision relating to Section 2(a)(iii) of the Agreement regarding Events of Default and Potential Events of Default,
Section 5 of the Agreement regarding Events of Default and Termination Events, but excluding Section 5(b)(i) of the Agreement, or Section 6 of the Agreement regarding Early Termination), the obligations of Party B contained herein, in the Agreement or in any Confirmation shall be absolute, unconditional and irrevocable and all payments required to be made by Party B hereunder, under the Agreement and under any Confirmation shall be made without offset, counterclaim or defense.

        (l) The first sentence of Section 6(d)(ii) of the Agreement is hereby modified to read in its entirety as follows: "An amount calculated as being due in respect of an Early Termination Date under section 6(e) will be payable on the day that notice of the amount payable is effective."


                                    PART 2

                              Tax Representations
                              -------------------

        (a) Payer Tax Representations. For the purposes of Section 3(e) of this Agreement, Party B will make the following representation:

        It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e) of this Agreement) to be made by it to Party A under this Agreement.

        In making this representation, it may rely on (i) the accuracy of any representation made by the other party pursuant to Section 3(f) of this Agreement, (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of this Agreement and the accuracy and effectiveness of any document provided by the other party contained in
        Section 4(d) of this Agreement, provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

        (b) Payee Tax Representations. For the purposes of Section 3(f) of this Agreement, Party A makes the following tax representation:

     Party A is a U.S. person within the meaning of 7701(a)(30) of the Internal Revenue Code of 1986, as amended.


                                    PART 3

                         Agreement to Deliver Documents
                         ------------------------------

For the purpose of Sections 4(a)(i) and (ii) of this Agreement, each party agrees to deliver the following documents, as applicable:

        (a) Tax forms, documents or certificates to be delivered are:

Party required to       Form/Document/                            Date by which
deliver document        Certificate                               to be delivered
----------------        -----------                               ---------------
Party A                 W-9 for the Trust                         Upon execution of this Agreement.

        (b) Other documents to be delivered are:

                                                                                 Covered by
Party required to            Form/Document/                 Date by which        Section 3(d)
deliver document             Certificate                    to be delivered      Representation
----------------             -----------                    ---------------      --------------
Party A                A Certificate of an               Upon execution of       Yes.
                       authorized officer of the         this Agreement.
                       party, certifying the
                       names, true signatures and
                       authority of the officers
                       of the party signing this
                       Agreement.

Party A                An opinion of counsel for         Upon execution of       Yes.
                       Party A.                          this Agreement

Party B                A power of attorney               Upon execution of       Yes.
                       executed by an authorized         this Agreement.
                       officer of the party,
                       authorizing the person or
                       persons signing this
                       Agreement to do so on
                       behalf of the party.

                                                                                 Covered by
Party required to      Form/Document/                    Date by which           Section 3(d)
deliver document       Certificate                       to be delivered         Representation
----------------       -----------                       ---------------         --------------
Party B                Opinion of counsel to Party       Upon execution of       Yes.
                       B and addressed to Party A,       this Agreement.
                       the rating agencies rating
                       the Certificates issued by
                       the Trust, covering such
                       other matters as reasonably
                       requested by, and
                       satisfactory to the
                       addressees.

Party B                A copy of the annual              Upon execution of       Yes.
                       audited balance sheet of          this Agreement and,
                       Party B for such fiscal           thereafter, if
                       year certified by                 prepared, upon
                       independent public                request of Party A or
                       accountants and prepared in       the Servicer.
                       accordance with generally
                       accepted accounting
                       principles consistently
                       applied.

Party B                A copy of the annual report       If prepared, upon       Yes.
                       of The Goldman Sachs Group,       execution of this
                       Inc.                              Agreement and
                                                         thereafter, upon
                                                         request of Party A or
                                                         the Servicer.

Party B                A copy of the Support             Upon execution of       Yes.
                       Agreement.                        this Agreement.

                                    PART 4

                                 Miscellaneous
                                 -------------

        (a) Addresses for Notices. For the purpose of Section 12(a) of this
Agreement:

        Address for notices or communications to Party A:

     Address:        Bankers Trust Company, as Trustee
                      for People's Bank Credit Card
                      Master Trust
                     4 Albany Street
                     New York, New York  10006

     Attention:      Corporate Trust and Agency Group (People's
                        Bank Series 1999-1)

     Facsimile No.:  (212) 250-6439

     Telephone No.:  (212) 250-6137

     (For all purposes)

  With copies to the Servicer:

     Address:        People's Bank
                     Bridgeport Center
                     850 Main Street
                     Bridgeport, Connecticut  06604-4913

     Attention:      General Counsel and
                        Interest Rate Risk Manager

  Address for notices or communications to Party B:

     Address:        Goldman Sachs Mitsui Marine
                      Derivative Products, L.P.
                     85 Broad Street
                     New York, New York 10004, U.S.A.

     Attention:      Swap Administration

     Telex No.:      421344 Answerback: GOLSAX

     Facsimile No.:  212-902-0996  Telephone No.: 212-902-1000
     Electronic Messaging System Details: None.

With a copy to:

     Address:  Goldman Sachs Mitsui Marine
               Derivative Products, L.P.
               85 Broad Street
               New York, New York 10004, U.S.A.

     Attention:  Treasury Administration

     Telex No.:  421344 Answerback: GOLSAX

     Facsimile No.: 212-902-3325 Telephone No.: 212-902-1000

     Electronic Message System Details:  None.

     (For all purposes.)

  (b)      Process Agent.  Not applicable.

  (c)      Multibranch Party.  For the purpose of Section 10:

  Party A is not a Multibranch Party.

  Party B is not a Multibranch Party.

  (d) Calculation Agent. The Calculation Agent is Party B, unless otherwise specified in a Confirmation in relation to the relevant Transaction.

  (e) Credit Support Document. With respect to Party B, (i) the Support Agreement dated as of October 8, 1993 (the "Support Agreement"), among, Mitsui Marine and Fire Insurance Co., Ltd., The Goldman Sachs Group, Inc. and Goldman Sachs Mitsui Marine Derivative Products, L.P. and (ii) each and any Credit Support Document as may be provided pursuant to paragraph (i) of Part 1 of the Schedule.

  (f)      Credit Support Provider.  None.

  (g) GOVERNING LAW. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO CHOICE OF LAW DOCTRINE.

  (h) "Affiliate" will have the meaning specified in Section 14 of this Agreement; provided, however, that for purposes of Section 3(c), such term shall only refer to any Credit Support Provider and/or any party that is a Specified Entity for Bankruptcy.

  (i) Netting of Payments. The limitation set forth in Section 2(c)(ii) of this Agreement will apply and therefore the netting specified in Section 2(c) of this Agreement will be limited to the same Transaction.


                                    PART 5

                                Other Provisions
                                ----------------

  (a) Recourse. Notwithstanding anything to the contrary contained in this Agreement, but subject to paragraph (f) of this Part 5, the obligations of Party A under this Agreement shall not be recourse to Bankers Trust Company or People's Bank, a Connecticut capital stock savings bank ("People's Bank"), as Seller and Servicer under the Pooling and Servicing Agreement (as defined below under "Capitalized Terms"), or any Class A Certificateholder or Class B Certificateholder (either, any "Certificateholder") (or any person or organization acting on behalf of Bankers Trust Company, People's Bank or any Certificateholder or any affiliate, officer or director of Bankers Trust Company, People's Bank or any Certificateholder) and, with respect to any payment obligations of Party A, recourse shall be had solely to the assets of the Trust.

  (b) Limitation of Defaults and Termination. Notwithstanding the terms of Sections 5 and 6 of this Agreement (i) the occurrence of an event described in
Section 5(a) of this Agreement with respect to Party A shall not constitute an Event of Default or a Potential Event of Default with respect to Party A as the Defaulting Party and (ii) Party B shall be entitled to designate an Early Termination Date pursuant to Section 6 of this Agreement only as a result of the occurrence of a Termination Event set forth in Section 5(b)(i) or 5(b)(ii) of this Agreement with respect to Party B as the Affected Party.

  (c) Covenant Not to Institute Proceedings. In connection with this Agreement, Party B hereby covenants and agrees that it will not at any time institute against the Trust, or join in any institution against the Trust of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state or any foreign bankruptcy or similar law.

  (d) Transfer of Rights. Notwithstanding anything in Section 7 of the Agreement or any Confirmation to the contrary, Party B hereby agrees and acknowledges that Party A shall have the right to transfer all or a portion of its rights to payment from Party B under any Transaction to any Person, provided that (i) neither party is required to pay to the other party an additional amount under Section 2(d)(i)(4) or to receive a payment from which an amount is required to be deducted or withheld for or on account of a Tax and no additional amount is required to be paid in respect of such Tax under Section 2(d)(i)(4) of the Agreement, or (ii) Party B has given its consent to such transfer (which consent shall not be unreasonably withheld by Party B). Any transfer pursuant to this paragraph (d) shall be in accordance with the provisions of Section 4.11 of the Supplement (as defined herein) which include, among other things, the satisfaction of the Rating Agency Condition. Party B hereby agrees to make such payments due hereunder as have been transferred to the transferee designated by Party A and to the account or accounts specified in a written notice to be provided by Party A to Party B at least 5 Business Days prior to the effectiveness of such transfer but not more than 30 days prior to the effectiveness of such transfer.

  (e) Successors. Notwithstanding anything in Section 7 of the Agreement, this Schedule or any Confirmation to the contrary, the terms "Party A" and other terms with like significance as used in the Agreement or therein shall include all successors from time to time to Bankers Trust Company, as trustee for the Trust and no consent of Party B shall be required for any transfer or assignment to a successor trustee for the Trust.

  (f) No Personal Liability. In the absence of gross negligence, willful misconduct, or bad faith on the part of the Trustee, the Trustee will have no personal liability for any amounts required to be paid by the Trust under this Agreement.

  (g) Amendment. No amendment, modification or waiver in respect of this Agreement will be effective unless (i) it is in writing and executed by each of the parties or confirmed by an exchange of telexes or facsimiles and (ii) except as waived by the Rating Agencies, the Rating Agencies shall have received at least 5 days prior written notice of such amendment and have advised in writing that such amendment will not result in a downgrade or withdrawal of the then-current rating on the Series 1999-1 Certificates.

  (h) Termination at the Option of the Trust. Party A may, upon at least two Business Days' prior written notice to Party B and the Rating Agencies, terminate in whole or in part (which termination shall not be deemed to constitute a Potential Event of Default or Event of Default hereunder) any Transaction, prior to the related Termination Date, under the Agreement; any amount paid by Party B in connection with such termination shall be as agreed between the parties hereto, or if no agreement is reached by 12 noon, New York City time, on the applicable Early Termination Date, as calculated by Party B pursuant to Section 6(e)(ii)(1) as if Party A were the sole Affected Party, on the basis of Market Quotations and Second Method. For the avoidance of doubt, Market Quotation shall never be expressed as being an amount payable by Party A to Party B.

  (i) Scheduled Payments by Party A. For the avoidance of doubt, Party A has no payment obligations under Section 2(a)(i) of the Agreement other than those specified as the Fixed Amounts in the Confirmations described in paragraph
(j) below.

  (j) Transactions. This Agreement and all Transactions relate to the Trust's Series 1999-1 Certificates, and unless otherwise agreed to in writing by the parties hereto, the only Transactions governed hereby shall be the two Transactions evidenced by the Confirmations dated September [ ], 1999, and attached as Exhibit A hereto, as such Confirmations are modified from time to time.

  (k) Transfer. Section 7 is hereby amended by: (i) adding in the second line of Subparagraph (a) thereof after the words "assets to," the works "or reorganization, incorporation, reincorporation, reconstitution, or reformation into or as"; (ii) deleting at the end of Subparagraph (a) thereof the word "and"; (iv) deleting in the second line of Subparagraph (b) thereof the period and replacing it with a semicolon; and (v) adding after Subparagraph (b) thereof the following Subparagraph (c):

               (c) in addition to, and not in lieu of, the preceding transfer rights, Party B may, at its sole cost and expense, transfer all of its rights, obligations and interests in this Agreement, to any of Party B's Affiliates or any of the Affiliates of The Goldman Sachs Group, Inc., provided that: (i) such transferee (or if such transferee's obligations are guaranteed by a Credit Support Provider, such Credit Provider) must have Ratings of AA+ by S&P, at least Aa3 by Moody's and, if rated by Fitch, the Fitch Required Rating, or have the Specified Ratings, (ii) Party B shall have obtained the prior written confirmation of the Rating Agencies that such transfer will not result in the reduction or withdrawal of the rating of the Series 1999-1 Certificates in effect immediately prior to such transfer, (iii) neither party is required to pay to the other party an additional amount under Section 2(d)(i)(4) or to receive a payment from which an amount is required to be deducted or withheld for or on account of a Tax and no additional amount is required to be paid in respect of such Tax under Section 2(d)(i)(4) of the Agreement, (iv) such transfer will not result in a Potential Event of Default, Event of Default or Termination Event, (v) Party B pays the costs and expenses described below and (vi) all documentation (including any guaranty) is acceptable to Party A. Party B agrees to pay for all costs and expenses incurred by Party A, the Trust and the Trustee in connection with any proposed transfer by Party B and with the review, negotiation and execution and delivery of any documentation relating to such transfer and any modifications to this Agreement as a result of such transfer.

  Upon the effectiveness of such transfer by Party B in accordance with this
Part 5(k), the transferor will be released from all obligations and have no further rights or obligations under this Agreement.

  (l) Capitalized Terms. Capitalized terms not otherwise defined herein or in the Definitions shall have the meanings assigned to them in the Amended and Restated Pooling and Servicing Agreement, dated as of March 18, 1997 (amending and restating in the entirety, the Pooling and Servicing Agreement dated as of June 1, 1993), by and between People's Bank as Seller and Servicer, and Party A, as amended from time to time, as supplemented by the Series 1999-1 Supplement, dated as of September [ ], 1999 (the "Supplement") (as so supplemented, the "Pooling and Servicing Agreement").

  (m) Waiver of Jury Trial. Each party hereto hereby irrevocably waives any and all right to trial by jury in any Proceedings.

  (n)      Representations and Warranties.

          (i) Section 3(a)(ii) is hereby amended by: (i) deleting in the fifth line thereof after the word "party" the word "and" and replacing it with ", it"; (ii) inserting in the fifth line thereof after the word "action" the words "and has made all necessary determinations and findings"; and (iii) adding in the fifth line thereof after the word "performance" and before the semicolon the words "and the individual(s) executing and delivering this Agreement and any other documentation (including any Credit Support Document) relating to this Agreement to which it is a party or that it is required to deliver are duly empowered and authorized to do so, and it has duly executed and delivered this Agreement and any Credit Support Document to which it is a party".

          (ii)  Section 3(a) is amended by adding the following paragraph (vii):

          "(vii) Eligible Swap Participant. It is an "eligible swap participant" as that term is defined by the United States Commodity Futures Trading Commission in 17 C.F.R. (S) 35.1(b)(2) and it has entered into this Agreement and it is entering into each Transaction in connection with its line of business (including financial intermediation services) or the financing of its business; and the material terms of this Agreement and such Transaction have been individually tailored and negotiated."

  (o) No Reliance. This Agreement and each Transaction have been entered into by each party in reliance only upon its judgment, in order to accomplish legitimate business needs. Neither party holds itself out as advising, or any of its employees or agents as having any authority to advise, the other party as to whether or not it should enter into this Agreement or any Transaction. Neither party is receiving any compensation from the other party for providing advice in respect of this Agreement or any Transaction, and any such advice provided to such other party will not form the primary basis for an investment decision by such other party.

  (p) Notice by Facsimile. In addition to the methods outlined in Section 12(a), notices and communications (other than for the purposes of Section 13(c)), may also be sent by telecopier at the numbers specified in Part 4 of this Schedule. Promptly after giving any such notice or communication, the sender shall also confirm the notice or communication by telephone at the number and to the attention of the party specified in Part 4 of this Schedule.
Provided that such telephonic confirmation is made promptly, a notice or communication sent via telecopier will be effective upon receipt.

  (q) Consent to Recording. The parties agree that each may electronically record all telephonic conversations between them and that any such recordings may be submitted in evidence to any court or in any Proceedings for the purpose of establishing any matters pertinent to any Transaction.

  (r) Confirmation. Each Confirmation supplements, forms part of, and will be read and construed as one with, this Agreement.

  (s) Accuracy of Specified Information. Section 3(d) is hereby amended by adding in the third line thereof after the word "respect" and before the period the words "or, in the case of audited or unaudited financial statements or balance sheets, a fair presentation of the financial condition of the relevant person".

  (t) "Form W-9" means United States Internal Revenue Service Form W-9 or any successor form.

  (u) Reference Market-makers. The definition of "Reference Market-makers" in Section 14 is hereby amended by adding in the fourth line thereof after the word "credit" the words "or to enter into transactions similar in nature to Transactions".

  (v) Without limiting the applicability of any other provision of the U.S. Bankruptcy Code as amended (the "Bankruptcy Code") (including without limitation Sections 362, 546, 556, and 560 thereof and the applicable definitions in
Section 101 thereof), the parties acknowledge and agree that all Transactions entered into hereunder will constitute "forward contracts" or "swap agreements" as defined in Section 101 of the Bankruptcy Code, that the rights of the parties under Section 6 of this Agreement will constitute contractual rights to liquidate Transactions, that any margin or collateral provided under any margin, collateral, security or similar agreement related hereto will constitute a "margin payment" as defined in Section 101 of the Bankruptcy Code, and that the parties are entitled to the rights under, and protections afforded by, Sections 263, 546, 556, and 560 of the Bankruptcy Code.

  (w) Limitation of Liability. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by Bankers Trust Company, not individually or personally but solely as Trustee, in the exercise of the powers and authority conferred and vested in it, and (b) nothing herein contained shall be construed as creating any liability on Bankers Trust Company, individually or personally other than solely in its capacity as Trustee, to perform any covenant either expressed or implied as Trustee, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties who are signatories to this agreement and by any person claiming by, through or under such parties.

  (x) Notice of Potential Event of Default or Event of Default. Party B shall provide prompt notice to Party A and the Rating Agencies (at the addresses designated by Party A) of each Event of Default or Potential Event of Default with respect to Party B; provided, that failure to provide such notice shall
                         --------
not, by itself, be an Event of Default.

  (y) Transfer; Rating Agency Condition. Any transfer of this Agreement or any interest under this Agreement by any Party will be subject to, in addition to the satisfaction of any other conditions that may be required by this Agreement, the Rating Agency Condition to be satisfied. "Rating Agency Condition" means with respect to any proposed action, that the Trustee shall have received written confirmation from the Rating Agencies that such actions will not result in a reduction or withdrawal by the Rating Agencies of the then current ratings on any class of rated Certificates.


                    [Rest of page intentionally left blank.]

  IN WITNESS WHEREOF the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.


BANKERS TRUST COMPANY, not in its                    GOLDMAN SACHS MITSUI MARINE
 individual capacity but solely as Trustee            DERIVATIVE PRODUCTS, L.P.
 for People's Bank Credit Card Master Trust



By:                                                  By:
   -----------------------                              -----------------------
 Name:                                                Name:
 Title:                                               Title:

DATE:  September __, 1999                            DATE:  September __, 1999

                                 CONFIRMATION
                                 ------------


Date:     September [ ], 1999

To:       BANKERS TRUST COMPANY,
          not in its individual
          capacity, but solely as
          Trustee for PEOPLE'S BANK
          CREDIT CARD MASTER TRUST

Attention:    Structured Finance Group

From:         GOLDMAN-SACHS MITSUI MARINE DERIVATIVE PRODUCTS, L.P.  (the "Cap
              Provider")

Transaction
Reference Number:  [         ]

     The purpose of this letter agreement is to set forth the terms and conditions of the Transaction entered into between us. This letter constitutes a "Confirmation" as referred to in the Master Agreement specified below.

     The definitions and provisions contained in the 1991 ISDA Definitions (as published by the International Swap Dealers Association, Inc.) (the "Definitions") are incorporated into this Confirmation. In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern.

(a) This Confirmation supplements, forms a part of, and is subject to, the Master Agreement dated as of September [ ], 1999, as amended or supplemented from time to time (the "Master Agreement") between you and us. All provisions contained in the Master Agreement shall govern this Confirmation except as expressly modified below. Additionally upon the due execution and delivery of this Confirmation, the Class A Confirmation dated September 16, 1999, between People's Bank and the Cap Provider, which supplements the Master Agreement dated as of

     September 16, 1999, between People's Bank and the Cap Provider shall be deemed cancelled in its entirety, and all right, title, obligations and interest created thereunder shall cease to exist, except that this Confirmation shall be effective.

(a) The terms of the particular Transaction to which this Confirmation relates are as follows:

Type of Transaction:          Rate Cap Transaction

Notional Amount:              The Notional Amount for the period from the
                              Effective Date through and including the Calculation Period commencing on the Distribution
                              Date in [May, 2002 is U.S.$338,000]. Thereafter, the Notional Amount for the applicable Calculation
                              Period commencing on the applicable date specified below (or, if such day is not a Business Day, commencing on the following Business Day) is set forth below opposite such date:


                                                                     Notional
                              Date                                    Amount
                              ----                                    ------

                              [June 15, 2002                        $253,500,000
                              July  15, 2002                        $169,000,000
                              August 15, 2002                       $ 84,500,000
                              September 15, 2002                    $         0]


Trade Date:                   [      ](1)

Effective Date:               [      ](2)
------------------------
(1) This Confirmation relates to an Interest Rate Cap Assignment and Assumption Agreement, dated as of September [ ], 1999, among People's Bank, the Trustee and the Cap Provider (the "Assignment Agreement"), pursuant to which People's Bank transferred all of its rights, title, obligations and interest in and under two confirmations, dated September 16, 1999, between People's Bank and the Cap Provider. Such confirmations had a "Trade Date" of September 16, 1999 and an "Effective Date" of October 15, 1999.

(2)  See footnote 1.

Effective Date
of Assignment:                [      ]

Termination Date:             The Distribution Date in [September, 2002].

Fixed Rate Amounts:

     Fixed Rate Payer:        Bankers Trust Company, not in its individual
                              capacity, but solely as Trustee for People's Bank
                              Credit Card Master Trust (the "Trustee")

     Fixed Rate Payer
      Payment Date:           Not applicable.

     Fixed Amount:            [Zero].(3)

Floating Amounts:

     Floating Rate Payer:     Cap Provider

     Cap Rate:                [10.0]% per annum

     Floating Rate Payer
      Payment Dates:          The fourth Business Day preceding each
                              Distribution Date. Early Payment applies. No adjustment of Floating Rate Payer Payment Dates, except for any adjustment of any Distribution
                              Date, as provided in the definition of
                              "Distribution Dates".

     Period End Dates:        Each Distribution Date.  No adjustment of Period
                              End Dates, except for any adjustment of any Distribution Date, as provided in the definition of "Distribution Dates".

-----------------------
(3) Pursuant to the Assignment Agreement, under the Class A Confirmation, dated September [ ], 1999, executed by People's Bank and the Cap Provider, relating to this Confirmation, the Fixed Amount was U.S.$[ ].

     Floating Rate for Initial
      Calculation Period:               To be determined.

     Floating Rate Option:              USD-LIBOR-BBA

     Designated Maturity:               One Month.

     Spread:                            None.

     Floating Rate Day Count
      Fraction:                         Actual/360

     Reset Dates:                       First day of each Calculation Period.

     Compounding:                       Not applicable.

     Business Days:                     New York, and Bridgeport, Connecticut

     Calculation Agent:                 Cap Provider

(a)     Account Details:

Payments to Bankers Trust Company, as Trustee


                                Account for payments: [Bankers Trust Company
                                        ABA No.:        [         ]
                                        Account No.:    [         ]
                                        Reference:      [People's Bank 1999-1]

                                Attention:  [Corporate Trust and Agency Group]

Payments to Cap Provider

                                        Account for payments: [    ]
                                        ABA No.:     ABA#     [    ]
                                        Account No.:  A/C#    [    ]
                                        Account Name:  A/C of [    ]

(a)    Other Provisions:

          Solely for the avoidance of doubt, in the event that the Reset Date for any Calculation Period shall not be a London Banking Day and the rate appearing on the Telerate Page 3750 described in the definition of "USD-LIBOR-BBA" on the day that is two London Banking Days preceding that Reset Date indicates that it shall be effective for deposits commencing on the London Banking Day immediately succeeding the Reset Date, such rate shall nonetheless be the Floating Rate for such Calculation Period.

Credit Support Documents:

     Credit Support Documents
     with respect to Cap Provider:  See Master Agreement.

     Credit Support Documents with respect to Trustee:    None.


Certain Defined Terms:

     "Distribution Dates" shall mean [November 15], 1999 and the fifteenth day of each calendar month thereafter, or, if such fifteenth day is not a Business Day, the next succeeding Business Day.

     Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this Confirmation enclosed for that purpose and returning it to us.

                                    GOLDMAN SACHS MITSUI MARINE
                                    DERIVATIVE PRODUCTS, L.P.



                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:


                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:

Accepted and confirmed as
of the date first written:

BANKERS TRUST COMPANY, not in
 its individual capacity, but
 solely as Trustee for
 People's Bank Credit Card
 Master Trust


By:
     --------------------------------------
     Name:
     Title:

                                  CONFIRMATION
                                  ------------


Date:       September [ ], 1999

TO:         BANKERS TRUST COMPANY,
            not in its individual capacity, but
            solely as Trustee for PEOPLE'S BANK
            CREDIT CARD MASTER TRUST

Attention:  Structured Finance Group

From:       GOLDMAN-SACHS MITSUI MARINE DERIVATIVE PRODUCTS, L.P. (the "Cap
            Provider")

Transaction
Reference Number: [       ]

     The purpose of this letter agreement is to set forth the terms and conditions of the Transaction entered into between us. This letter constitutes a "Confirmation" as referred to in the Master Agreement specified below.

     The definitions and provisions contained in the 1991 ISDA Definitions (as published by the International Swap Dealers Association, Inc.) (the "Definitions") are incorporated into this Confirmation. In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern.

(a) This Confirmation supplements, forms a part of, and is subject to, the Master Agreement dated as of September [ ], 1999, as amended or supplemented from time to time (the "Master Agreement") between you and us. All provisions contained in the Master Agreement shall govern this Confirmation except as expressly modified below. Additionally, upon the due execution and delivery of this Confirmation, the Class B Confirmation dated September 16, 1999, between People's Bank and the Cap Provider, which supplements the Master Agreement dated as of September 16, 1999, between People's Bank and the Cap Provider shall be deemed cancelled in its entirety, and all right, title, obligations and interest created thereunder shall cease to exist, except that this Confirmation shall be effective.

(a) The terms of the particular Transaction to which this Confirmation relates are as follows:

Type of Transaction:          Rate Cap Transaction

Notional Amount:              U.S.$[29,000]

Trade Date:                   [         ]/1/

Effective Date:               [         ]/2/

Effective Date
 of Assignment:               [         ]

Termination Date:             The Distribution Date in [ ].

Fixed Rate Amounts:

     Fixed Rate Payer:        Bankers Trust Company, not in its individual
                              capacity, but solely as Trustee for People's Bank
                              Credit Card Master Trust (the "Trustee")

     Fixed Rate Payer
      Payment Date:           Not applicable.

     Fixed Amount:            [Zero]./3/

Floating Amounts:

     Floating Rate Payer:     Cap Provider

------------------
/1/ This Confirmation relates to an Interest Rate Cap Assignment and Assumption Agreement, dated as of September [ ], 1999, among People's Bank, the Trustee and the Cap Provider (the "Assignment Agreement"), pursuant to which People's Bank transferred all of its rights, title, obligations and interest in and under two confirmations, dated March 18, 1997, between People's Bank and the Cap Provider. Such confirmations had a Trade Date of September 16, 1999 and an Effective Date of [October 15], 1999.

/2/  See footnote 1.

/3/ Pursuant to the Assignment Agreement, under the Class B Confirmation, dated September [ ], 1999, executed by People's Bank and the Cap Provider, relating to this Confirmation, the Fixed Amount was U.S.$[ ].

     Cap Rate:                [10.0]% per annum

     Floating Rate Payer
      Payment Dates:          The fourth Business Day preceding each
                              Distribution Date. Early Payment applies. No adjustment of Floating Rate Payer Payment Dates, except for any adjustment of any Distribution
                              Date, as provided in the definition of
                              "Distribution Dates".

     Period End Dates:        Each Distribution Date. No adjustment of Period
                              End Dates, except for any adjustment of any Distribution Date, as provided in the definition of "Distribution Dates".

     Floating Rate for
      Initial Calculation
      Period:                 To be determined.

     Floating Rate Option:    USD-LIBOR-BBA

     Designated Maturity:     One Month.

     Spread:                  None

     Floating Rate Day Count
      Fraction:               Actual/360

     Reset Dates:             First day of each Calculation Period.

     Compounding:             Not applicable.

                              Business Days:  New York, and Bridgeport,
                              Connecticut

Calculation Agent:            Cap Provider

(a)     Account Details:

Payments to Bankers Trust
 Company, as Trustee:

                              Account for payments: [Bankers Trust Company]
                              ABA No.:      [              ]
                              Account No.:  [              ]
                              Reference:    [People's Bank 1999-1]
                              Attention:    [Corporate Trust
                                            and Agency Group]

Payments to Cap Provider:     Account for payments:    [    ]
                              ABA No.: [       ]
                              Account No.: [          ]
                              Account Name:  A/C of [   ]

(a)     Other Provisions:             Solely for the avoidance of doubt, in the
event that the Reset Date for any Calculation Period shall not be a London Banking Day and the rate appearing on the Telerate Page 3750 described in the definition of "USD-LIBOR-BBA" on the day that is two London Banking Days preceding that Reset Date indicates that it shall be effective for deposits commencing on the London Banking Day immediately succeeding the Reset Date, such rate shall nonetheless be the Floating Rate for such Calculation Period.

Credit Support Documents:

     Credit Support Documents with respect to Cap Provider:  See the Master
       Agreement.

     Credit Support Documents with respect to Trustee:  None.

Certain Defined Terms:

"Distribution Dates" shall mean [November 15], 1999 and the fifteenth day of
 ------------------
each calendar month thereafter, or, if such fifteenth day is not a Business Day, the next succeeding Business Day.

     Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this Confirmation enclosed for that purpose and returning it to us.

                              GOLDMAN SACHS MITSUI
                              MARINE DERIVATIVE PRODUCTS, L.P.


                              By:
                                 ________________________
                                 Name:
                                 Title:

Accepted and confirmed as
of the date first written:

BANKERS TRUST COMPANY, not in
 its individual capacity, but
 solely as Trustee for
 People's Bank Credit Card
 Master Trust


By: ________________________
    Name:
    Title: